Exhibit 5.1
September 6, 2024
OneWater Marine Inc.
6275 Lanier Islands Parkway
Buford, Georgia, 30518
Ladies and Gentlemen:
We have acted as counsel for OneWater Marine Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $250 million of shares of Class A common stock (the “Shares”), $0.01 par value per share (the “Class A Common Stock”). The Shares may be issued from time to time pursuant to Rule 415 under the Securities Act. The Company has advised us that the Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (the “Prospectus”) contained in this Registration Statement to which this opinion is an exhibit.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Third Amended and Restated Certificate of Incorporation, the Third Amended and Restated Bylaws of the Company, each as amended to the date hereof; (2) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and related matters; (3) the Registration Statement; (4) the Prospectus; and (5) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
In rendering the opinions set forth below, we have assumed that (1) all information contained in all documents reviewed by us is true, correct and complete; (2) all signatures on all documents examined by us are genuine; (3) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (4) each natural person signing any document reviewed by us had the legal capacity to do so; (5) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (6) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (7) one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Shares offered thereby; (8) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement to the Prospectus; (9) at the time of any offering or sale of Shares, that the Company will have at least such number of Shares authorized, created and, if appropriate, reserved for issuance; and (10) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, under the Securities Act, with respect to the Shares, when both (a) the board of directors (the “Board”) of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the offering of the Shares and related matters; (b) certificates representing Shares have been duly executed, countersigned, registered and delivered (or non-certificated shares of Class A Common Stock shall have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Class A Common Stock) provided for therein, then the Shares will be validly issued, fully paid and non-assessable.

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The foregoing opinions are limited in all respects to the laws of the State of Delaware and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
The opinion expressed herein is given as of the date hereof, and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.
Very truly yours,
/s/ Vinson & Elkins L.L.P.